Exhibit 99.1

Sinqia S.A.
Audited Consolidated
Financial Statements and
Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT

To the Shareholders, Board of Directors and Management of
Sinqia S.A. and Subsidiaries

Opinion

We have audited the consolidated financial statements of Sinqia S.A. and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of income, of comprehensive income, of changes in equity and of cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards - IFRS as issued by the International Accounting Standards Board - IASB.

Basis for opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s responsibilities for the audit of the financial statements” section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other matter

The accompanying balance sheet of the Company as of December 31, 2021 and the related statements of income, of comprehensive income, of changes in equity and of cash flows for the year then ended were not audited, reviewed, or compiled by us, and, accordingly, we do not express an opinion or any other form of assurance on them.

Responsibilities of Management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, Management is responsible for assessing the Company’s ability to continue as a going concern at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless Management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by Management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda.

São Paulo, Brazil
September 11, 2023

SINQIA S.A. CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	Note		12.31.2022	12.31.2021
ASSETS				(unaudited)
Current assets
Cash and cash equivalents	5.a		37,941	24,192
Short-term investments	5.b	)	151,766	537,000
Trade receivables	6		40,881	34,510
Prepaid expenses			1,761	3,452
Recoverable taxes and contributions	7		15,840	7,261
Other receivables			2,861	2,552

Total current assets			251,050	608,967

Noncurrent assets
Recoverable taxes and contributions	7		1,321	3,765
Financial assets	5.c	)	99,267	80,701
Escrow deposits	15		197	174
Deferred income tax and social contribution	21.b	)	78,625	47,596
Property and equipment	9		46,740	47,831
Intangible assets	10		1,078,113	488,883

Total noncurrent assets			1,304,263	668,950

TOTAL ASSETS			1,555,313	1,277,917

The accompanying notes are an integral part of these financial statements.

SINQIA S.A. CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	Note		12.31.2022	12.31.2021
LIABILITIES				(unaudited)
CURRENT LIABILITIES
Debentures	11		74,500	27,300
Leases	23		24,334	16,660
Suppliers and service providers			4,724	2,323
Advances from customers			19,363	10,110
Payroll and related taxes	12		62,234	41,230
Profit for distribution	16.2.b	)	7,720	6,471
Taxes payable	13		6,115	3,993
Payables for investment acquisition	14		79,101	22,294
Other payables			491	-

Total current liabilities			278,582	130,381

NONCURRENT LIABILITIES
Debentures	11		162,156	146,339
Leases	23		47,439	62,810
Provision for legal claims	15		139,866	63,945
Advances from customers			2,990	-
Payables for investment acquisition	14		111,637	71,524
Put option on non-controlling interests	24		142,270	62,386

Total noncurrent liabilities			606,358	407,004

SINQIA S.A. CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	Note	12.31.2022	12.31.2021
			(unaudited)
EQUITY
Capital	16.1	813,303	813,303
Treasury shares	16.4	(58,174)	(40,896)
Share issuance costs	16.5	(48,890)	(48,890)
Transactions with non-controlling shareholders		(126,810)	(61,208)
Capital reserve	16.3	11,867	12,227
Earnings reserves	16.2	59,010	46,915

Total owners’ equity		650,306	721,451

Non-controlling interests		20,067	19,081

Total equity		670,373	740,532

TOTAL LIABILITIES AND EQUITY		1,555,313	1,277,917

The accompanying notes are an integral part of these financial statements.

SINQIA S.A. CONSOLIDATED STATEMENT OF INCOME AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$, except basic/diluted earnings per share)

	Note		12.31.2022	12.31.2021
				(unaudited)

NET REVENUE	17		616,472	352,596

Cost of services	18		(353,524)	(217,831)

GROSS PROFIT			262,948	134,765

General, administrative and selling expenses	19		(201,847)	(114,759)

OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSE)			61,101	20,006

Financial income (expense), net	20		(27,968)	2,653

PROFIT BEFORE INCOME TAX AND SOCIAL CONTRIBUTION			33,133	22,659

INCOME TAX AND SOCIAL CONTRIBUTION
Current	21.a	)	(26,375)	(21,850)
Deferred	21.a	)	10,798	19,404

NET PROFIT FOR THE YEAR			17,556	20,213
ATTRIBUTABLE TO:
Company’s owners			16,785	20,179
Non-controlling interests			771	34
EARNINGS PER SHARE (in reais - R$)
Basic earnings per share	22		0.198	0.266
Diluted earnings per share	22		0.196	0.264

The accompanying notes are an integral part of these financial statements.

SINQIA S.A. CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)

	12.31.2022	12.31.2021
		(unaudited)

NET PROFIT FOR THE YEAR	17,556	20,213

Other comprehensive income	-	-

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	17,556	20,213

ATTRIBUTABLE TO:
Owners of the Company	16,785	20,179
Non-controlling shareholders	771	34

The accompanying notes are an integral part of these financial statements.

SINQIA S.A CONSOLIDATED STATEMENT OF CHANGES IN EQUITY AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)

						Earnings reserve
	Capital	Capital reserve	Treasury shares	Share issuance costs	Transactions with non- controlling shareholders	Legal reserve	Earnings retention	Profit for the year	Equity	Non- controlling interests	Consolidated equity
Balances as at December 31, 2020 (unaudited)	413,261	15,497	(1,689)	(23,915)	-	2,533	29,841	-	435,528	-	435,528
Net profit for the year (unaudited)	-	-	-	-	-	-	-	20,179	20,179	34	20,213
Put option on non-controlling interests (unaudited)	-	-	-	-	(61,208)	-	-	-	(61,208)	-	(61,208)
Acquisition of non-controlling interests (unaudited)	-	-	-	-	-	-	-	-	-	19,047	19,047
Capital increase (note 16.1) (unaudited)	400,042	-	-	-	-	-	-	-	400,042	-	400,042
Share-based compensation (note 16) (unaudited)	-	331	-	-	-	-	-	-	331	-	331
Stock option exercise (unaudited)	-	(1,043)	1,746	-	-	-	-	-	703	-	703
Recognition of legal reserve (note 16) (unaudited)	-	-	-	-	-	1,009	-	(1,009)	-	-	-
Recognition of earnings reserve (unaudited)	-	-	-	-	-	-	13,532	(13,532)	-	-	-
Distribution of profit (note 16) (unaudited)	-	-	-	-	-	-	-	(5,638)	(5,638)	-	(5,638)
Share issuance costs (unaudited)	-	-	-	(24,975)	-	-	-	-	(24,975)	-	(24,975)
Purchase of treasury shares (note 16) (unaudited)	-	-	(99,620)	-	-	-	-	-	(99,620)	-	(99,620)
Shares delivered on acquisition of companies (note 16) (unaudited)	-	(2,558)	58,667	-	-	-	-	-	56,109	-	56,109
Balances as at December 31, 2021 (unaudited)	813,303	12,227	(40,896)	(48,890)	(61,208)	3,542	43,373	-	721,451	19,081	740,532
Net profit for the year	-	-	-	-	-	-	-	16,785	16,785	771	17,556
Put option on non-controlling interests	-	-	-	-	(65,602)	-	-	-	(65,602)	-	(65,602)
Acquisition of non-controlling interests	-	-	-	-	-	-	-	-	-	9,565	9,565
Share-based compensation (note 16)	-	878	-	-	-	-	-	-	878	-	878
Stock option exercise	-	(1,238)	4,380	-	-	-	-	-	3,142	-	3,142
Recognition of legal reserve (note 16)	-	-	-	-	-	839	-	(839)	-	-	-
Recognition of earnings reserve	-	-	-	-	-	-	11,256	(11,256)	-	-	-
Distribution of profit (note 16)	-	-	-	-	-	-	-	(4,690)	(4,690)	(9,350)	(14,040)
Purchase of treasury shares (note 16)	-	-	(21,658)	-	-	-	-	-	(21,658)	-	(21,658)
Balances as at December 31, 2022	813,303	11,867	(58,174)	(48,890)	(126,810)	4,381	54,629	-	650,306	20,067	670,373

The accompanying notes are an integral part of these financial statements.

SINQIA S.A. STATEMENT OF CASH FLOWS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)

	12.31.2022	12.31.2021
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net profit for the year	17,556	20,213
Adjustments for:
Share-based compensation plan	878	331
Depreciation and amortization	95,129	49,175
Gain on write-off/disposal of property and equipment	6	10
Allowance for doubtful debts	(144)	2,165
Provision (reversal of provision) for legal claims	(2,358)	(4,549)
Accrued bonuses and profit sharing	24,106	8,117
Interest and PVA incurred	51,352	21,457
Measurement of call and put options	(2,710)	-
Current and deferred income tax and social contribution	15,577	2,446

Changes in operating assets and liabilities
Trade receivables	4,417	(13,178)
Escrow deposits	(23)	65
Recoverable taxes and contributions	(4,379)	(2,784)
Other receivables	(25)	(10,032)
Suppliers and service providers	1,861	(1,057)
Payroll and related taxes	(6,826)	7,342
Taxes payable	(1,983)	(2,476)
Legal claims paid	(2,364)	(1,669)
Advances from customers	4,111	327

CASH GENERATED BY OPERATIONS	198,247	75,903

Income tax and social contribution paid	(26,844)	(14,846)
Interest paid	(41,441)	(10,942)

NET CASH GENERATED BY OPERATIONS	125,896	50,115

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment and intangible assets	(23,002)	(16,462)
Acquisition of companies, net of cash acquired	(437,647)	(103,202)
Redemption of (investment in) short-term investments	385,234	(537,000)
Payables for investment acquisition	-	(15,351)
Investments in securities	(13,172)	(64,900)

NET CASH USED IN INVESTING ACTIVITIES	(88,587)	(736,915)

SINQIA S.A. STATEMENT OF CASH FLOWS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)

CASH FLOWS FROM FINANCING ACTIVITIES

	12.31.2022	12.31.2021
		(unaudited)

Repayment of borrowings and financing	(37,558)	(13,737)
Payment of leases	(19,326)	(12,804)
Borrowings and financing raised	100,990	144,472
Purchase of treasury shares	(21,658)	(99,620)
Payables for investment acquisition	(33,217)	-
Dividends paid	(12,791)	(1,385)
Capital increase	-	400,042
Share issuance costs	-	(27,039)

NET CASH GENERATED BY (USED IN) FINANCING ACTIVITIES	(23,560)	389,929

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,749	(296,871)

Cash and cash equivalents at the beginning of the year	24,192	321,063
Cash and cash equivalents at the end of the year	37,941	24,192

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,749	(296,871)

The accompanying notes are an integral part of these financial statements.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
1	GENERAL INFORMATION

1.1	Operations

Sinqia S.A. (“Company”) is a publicly-held company, with head office at Rua Bela Cintra, 755 - 7º andar, in the City of São Paulo, State of São Paulo, whose shares are traded in the “Novo Mercado” segment of B3 – Brasil, Bolsa, Balcão.

The Company was established in 1996 and is primarily engaged in the provision of technology for the financial sector.

The Company is the Parent of Sinqia Tecnologia Ltda., Torq Inovação Digital Ltda., Homie do Brasil Informática Ltda, Rosk Software S.A., and indirect Parent of Lote45 Participações S.A.

These financial statements were approved and authorized for disclosure by the Board of Directors on September 4, 2023.

1.2	Basis of preparation and statement of compliance

The Company’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

The financial statements have been prepared on the historical cost basis, unless otherwise stated. The significant accounting policies adopted in the preparation of the financial statements are presented in the respective notes to the financial statements.

At the date of approval of the financial statements, Management reasonably expects that the Company has appropriate resources to continue as a going concern in the foreseeable future. Therefore, it continues to adopt the going concern basis of accounting in preparing the financial statements.

Management asserts that all relevant information for the consolidated financial statements, and only this information, is being disclosed and corresponds to the information used in managing the Company.

The financial statements are expressed in thousands of reais (R$), rounded to the nearest thousand, unless otherwise stated.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
1.3	Consolidation

The Company consolidates all entities over which it exercises control, i.e., when it is exposed, or has rights, to variable returns arising from its involvement with the investee and has the ability to steer the investee’s relevant activities.

The equity interests in the subsidiaries, which are all domiciled in Brazil, are shown below:

Direct subsidiaries	12.31.2022	12.31.2021	Core business

Sinqia Tecnologia Ltda.	100%	100%	Mainly engaged in the licensing, support and maintenance of standardized applications. It also develops new solutions, customizations and provides specialized IT consulting.
Torq Inovação Digital Ltda.	100%	100%	CVC’s (Corporate Venture Capital) arm of the operation, engaged in strengthening the company’s innovation and accelerated growth strategy through indirect investments in the fintech ecosystem.
Homie do Brasil Informática Ltda.	60%	60%	Engaged in developing e-signature solutions, in batch or not, with a series of companies and powers of authority.
Rosk Software S.A.	-	51%	Mainly engaged in the management of the post-credit flow and digital debt renegotiation.

Indirect subsidiaries	12.31.2022	12.31.2021	Core business

Lote45 Participações.	52%	-	Engaged in managing risks for asset managers.

On October 1, 2021, Sinqia Administração Previdenciária Ltda., Dendron Tecnologia S.A., Senior Solution Seviços em Informática Ltda., and Simply Sistemas S.A. were merged into Sinqia S.A.

On September 30, 2022, Sinqia Seguridade Ltda was merged into Sinqia Tecnologia Ltda.

On December 31, 2022, Newcon Software S.A. and Newcon Tecnologia e Serviços Ltda. were merged into Sinqia Tecnologia Ltda.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
1.4	New standards, amendments and interpretations

In preparing these financial statements, the Company’s Management considered, when applicable, the new revisions and interpretations of the IFRSs below, issued by the IASB, which are mandatorily effective for accounting periods beginning on or after January 1, 2022.

Standard	Description	Effective date and transitional provision

IFRS 17 – Insurance Contracts and Amendments to IFRS 17 – Insurance Contracts
IFRS 17 supersedes IFRS 4 - Insurance Contracts and establishes, among others, the requirements to be applied by issuers of insurance and reinsurance contracts in the standard scope, and for reinsurance contracts maintained, upon recognition, measurement, presentation and disclosure related to insurance and reinsurance contracts.
January 1, 2023, retrospective application with specific rules.

Disclosure of Accounting Policies – Amendments to IAS 1 and Practice Statement 2
In replacement of the requirement for disclosure of significant accounting policies, the amendments to IAS 1 - Presentation of Financial Statements establish that accounting policies must be disclosed when they are material. The amendment provides for guidance to determine such materiality, among other matters.
January 1, 2023, prospective application for the amendments to IAS 1.

Definition of Accounting Estimates – Amendments to IAS 8
Pursuant to the amendments to IAS 8, the definition of “change in accounting estimate” ceases to exist. As a replacement, a definition for the term “accounting estimates” was established: monetary amounts in the financial statements that are subject to measurement uncertainty.
January 1, 2023, prospective application.

Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction – Amendments to IAS 12
The amendments narrowed the scope of the recognition exemption for deferred tax assets and deferred tax liabilities in paragraphs 15 and 24 of IAS 12 – Income Taxes so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences.
January 1, 2023, retrospective application with specific rules.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
Pronouncement	Description	Effective date and transitional provision

Lease Liability in a Sale and Leaseback - Amendments to IFRS 16
Adds requirements that specify that the seller-lessee must subsequently measure the lease liability arising from the asset transfer – which fulfills the requirements of IFRS 15 to be accounted for as sale and leaseback so that it is not recognized as gain or loss relating to the right of use retained in the transaction.
January 1, 2024, retrospective application.

Classification of Liabilities as Current or Non-current / Non-current Liabilities with Covenants Amendments to IAS 1
The amendments establish that the liability must be classified as current when the entity has no right at the end of the reporting period to defer settlement of the liability during at least twelve months after the reporting period.
The amendments determine that the classification of a liability is not affected by the probability of exercising the right to defer settlement of the liability, among other provisions. Also, pursuant to the amendments, only covenants which compliance is mandatory before or at the end of the reporting period must affect the classification of a liability as current or noncurrent.
Additional disclosures are also required by the amendments, including information on noncurrent liabilities with covenants.
January 1, 2024, retrospective application.

As regards standards effective beginning January 1, 2023, according to the assessments, the Company estimates that there are no material impacts upon initial application on its consolidated financial statements.

With respect to the standards that will come into effect beginning January 1, 2024, the Company is assessing the effects arising from the initial application on its consolidated financial statements.

2	CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Accounting estimates and judgments are continually assessed and are based on past experience and other factors, including expectations of future events that are considered to be reasonable under the circumstances.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
2.1	Critical accounting estimates and assumptions

Based on assumptions, the Company and its subsidiaries make forward-looking estimates. By definition, the resulting accounting estimates will seldom correspond to the respective actual results. The estimates and assumptions that pose a significant risk and would probably result in a material adjustment to the carrying amounts of assets and liabilities for the next fiscal year are as follows:

a)	Goodwill impairment test

The Company and its subsidiaries test goodwill for impairment on annual basis, in accordance with the accounting policy set out in note 27. The recoverable amount of the Cash-Generating Unit (CGU) was determined based on the calculation of the value in use, based on estimates.

The amount of the impairment loss is measured as the difference between the carrying amount of the assets and the present value of the estimated future cash flows discounted at the interest rate corresponding to the capital cost. The carrying amount of the asset is reduced and the loss amount is recognized in the statement of income.

All cash flow projections and discount rate were estimated on nominal basis. The main assumptions used to estimate the value in use are as follows:

✔	Revenues – revenues were projected between 2023 and 2032 considering the customer base growth (organic growth only);

✔	Operating costs and expenses – costs and expenses were projected in line with the Company's historical performance as well as with the historical revenue growth and efficiency gain;

✔
Capital investments – investments in capital goods were estimated considering the current IT infrastructure necessary to enable the offer of services, based on the Company’s history and projected growth;

✔	The estimated future cash flows were discounted at a discount rate of 13.53% p.a. in 2022 (12.28% p.a. in 2021);

✔	Perpetuity – growth in perpetuity was estimated at 2%, based on the long-term GDP obtained in the Focus report of the Central Bank of Brazil.

The key assumptions were based on the Company’s past performance and reasonable and reliable macroeconomics assumptions, based on financial market projections, documented and approved by the Company’s Management.

b)	Income tax, social contribution and other taxes

The Company and its subsidiaries recognize deferred assets based on the differences between the carrying amount recognized in the financial statements and the tax basis of assets and liabilities using the effective rates. The Company and its subsidiaries also recognize provisions as a result of circumstances where it is probable that additional tax amounts will be due. When the result of these matters is different from the amounts initially estimated and recorded, these differences affect current and deferred tax assets and liabilities in the year in which the final amount is determined.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
The Company regularly reviews the recoverability of deferred tax assets, considering the historical income and the projected future taxable income, according to a technical feasibility study.

c)	Revenue recognition

The Company mainly recognizes revenue from software licensing, which comprises licensing fee, revenue from product maintenance and support services, customization, consulting and permanent advisory services.

Revenue is recognized to the extent the Company satisfies its performance obligations, upon transfer of the service agreed with the customer. A service is considered to be transferred when the customer obtains its control. For long-term contracts, the Company obtains formal evidence of the service acceptance by the customer.

Revenue related to software license is recognized after the software is made available to the customer, when its amount can be measured reliably (according to the terms and conditions of the contract); and it is probable that the future economic benefits will flow to the Company.

Revenue from customization and consulting services is recognized as services are provided, according to the respective contracts. Those cases where the service was provided but not yet billed are recorded as unbilled services in line item “Trade receivables” in current assets.

Service revenue is recognized in profit or loss as services are provided. Revenue is not recognized when there is significant uncertainty as to its realization.

d)	Put option on non-controlling interests

Put options on non-controlling interests are recorded based on the gross obligation amount of the expected future exercise price discounted at present value (“redemption amount”) on the acquisition date and subsequently remeasured with impacts on profit or loss.

Revenue and future projected EBITIDA margin periodically reviewed are used to calculate the options, applying the EV/Net Revenue multiples set forth in a contract.

The key assumptions were based on the acquiree’s past performance and reasonable and reliable macroeconomics assumptions, in accordance with financial market projections.

3	FINANCIAL RISK MANAGEMENT

3.1	Financial risk factors

The Company has a financial department in charge of risk management, relying on the oversight of the Board of Directors, which is responsible for defining the policy, controlling the risks and managing financial instruments through control systems, which establish interest limits and define the allocation of resources with the financial institutions. The positions of all financial instruments, as well as the results obtained in relation to the proposed objectives, are presented and assessed on a monthly basis by the finance department and subject to the analysis of the Company’s Board of Directors.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
a)	Liquidity risk

The liquidity risk arises from the possibility of the Company and its subsidiaries not having sufficient funds to fulfill their commitments and settlement terms of their rights and obligations.

The Company’s and its subsidiaries’ liquidity and cash flow control is monitored daily by the Company’s management areas, so as to ensure that the operational generation of cash and previous funding, if necessary, are sufficient to maintain their scheduled commitments, not causing liquidity risks for the Company and its subsidiaries.

The Company manages the liquidity risk by maintaining appropriate reserves, bank credit lines and credit lines to raise borrowings it considers appropriate, through the continuous monitoring of projected and actual cash flows, and the combination of the maturity profiles of financial assets and financial liabilities.

Contractual maturity is based on the most recent date in which the Company and its subsidiaries must settle the related obligations:

Type	One year	Two years	Three years	Four years and thereafter	Total (i)
Debentures	74,500	64,050	61,959	36,147	236,656
Leases	24,334	21,360	13,970	12,109	71,773
Payables for investment acquisition	79,101	45,030	29,624	36,983	190,738
Put option on non-controlling interests	-	-	17,982	124,288	142,270
	153,601	109,080	109,565	197,418	569,664

(i)	Refers to the book balances as at December 31, 2022.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
b)	Credit risk

The Company has a major credit risk concentration, which includes cash, banks, short-term investments and trade receivables. To ensure the security and diversification of these risks, we adopt objective criteria by maintaining current accounts and short-term investments in prime financial institutions only, with concentration below 35% per counterparty, thus mitigating the risk.

The difficulty in collecting the amounts for services provided to customers and sales of licenses is an important aspect to be considered. To minimize this credit risk, we implemented a strict control over the customer base and active default management, supported by clear service provision and license sales policies. Historically, the low default rate is immaterial, and there is no concentration of transactions with customers.

Also, the amount of the estimated loss on doubtful debts is reviewed and adjusted at the end of each year, reflecting the changes in the credit risk since the initial recognition of the respective financial instruments. This adjustment process ensures an accurate and up-to-date assessment of the Company’s credit risks.

c)	Market risk

Interest and inflation rate risk: The interest rate risk arises from portion of the debt pegged to the CDI rate and short-term investments pegged to the CDI rate, which can adversely affect finance costs or finance income in case of unfavorable changes in interest and inflation rates.

Sensitivity analysis

The main risk linked to the Company’s operations is related to the fluctuation of the Interbank Deposit Certificate (CDI) rate for borrowings and financing.

The Company’s financial instruments are represented by cash and cash equivalents, securities and financial assets, trade receivables, trade payables, borrowings, financing and put options on non-controlling interests, and are stated at cost, plus income earned or charges incurred, which approximate their market values as at December 31, 2022 and 2021.

The main risks linked to short-term investments arises from fluctuations in the yield rates of the assets, such as investments in Bank Deposit Certificate (CDB) and repurchase transactions, subject to equivalent average interest rate ranging from 85.10% to 103.50% of the CDI rate.

Financing refers to debentures issued in 2019 and 2021. Under these conditions, the amount recorded is the closest to the market value of these financial instruments.

Three different scenarios were defined to verify the sensitivity of the index applied on the short-term investments to which the Company was exposed as at December 31, 2022. As at December 31, 2022, we prepared a projection of scenarios based on the annual average CDI rate to calculate our finance income in a scenario of decrease in the CDI rate by 25% (scenario 2) and 50% (scenario 3).

The “gross finance income” was calculated for each scenario, without taking into consideration taxes on income from short-term investments. The portfolio base date used was December 31, 2022, projecting indices for one year and verifying the CDI rate sensitivity in each scenario.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
Transaction	12.31.2022	Risk	Scenario 1	Scenario 2
Short-term investments	187,564	CDI	9.34%	6.23%
Equivalent average CDI rate (85% and 103%)		101% CDI	9.43%	6.29%
Finance income			15,061	10,041

The Company is a party to borrowing and financing agreements, with covenants applicable to these transactions, related to the compliance with economic and financial ratios, cash generation and others. These covenants were complied with and do not limit the normal course of the operations.

Most of our debt derives from debentures held by the Company, adjusted for inflation by the CDI rate plus a fixed annual rate. As at December 31, 2022, we prepared a projection of scenarios based on the annual average CDI rate to calculate our finance costs in a scenario of increase in the CDI rate by 25% (scenario 1) and 50% (scenario 2).

Transaction	12.31.2022	Risk	Scenario 1	Scenario 2
Debentures	236,656	CDI	15.57%	18.68%
Equivalent average interest rate (14.70%)		CDI+2.25%	18.38%	22.05%
Finance costs			37,544	45,053

3.2	Capital management

The Company’s capital management aims at ensuring a strong credit rating with the institutions and an optimal capital ratio, in order to support the Company’s business and maximize the value to shareholders.

The Company considers in the net debt structure: borrowings and payables for investment acquisition, less cash and cash equivalents.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
As at December 31, 2022, the Company’s capital position was as follows:

	12.31.2022	12.31.2021
		(unaudited)

Total debentures (note 11)	236,656	173,639
Payables for investment acquisition (note 14)	190,738	93,818
Cash and cash equivalents (note 5.a)	(37,941)	(24,192)
Short-term investments (note 5.b)	(151,766)	(537,000)

Net debt (net cash)	237,687	(293,735)

Put option on non-controlling interests (note 24)	142,270	62,386

Net debt + put option on non-controlling interests	379,957	(231,349)

Total equity	650,306	721,451

3.3	Fair value estimate

The Company classifies its financial instruments measured at fair value, according to the following valuation technique hierarchy:

Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 – inputs, other than prices negotiated in active markets included within Level 1, which are observable for the asset or liability, either directly or indirectly;

Level 3 – use of data with significant effect on the fair value recorded and that is not based on observable market inputs.

The table below shows the Company’s assets and liabilities measured at fair value:

	Level 1	Level 2	Level 3	Total balance

Assets
Fixed-income securities in local currency	187,564	-	-	187,564
Securities	38,563	44,828	-	83,391
Derivative financial instruments	-	15,876	-	15,876

Total assets	226,127	60,704	-	286,831

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
3.4	Offset of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to set off the amounts recognized and the intent to either settle them on a net basis, or to realize the asset and settle the liability simultaneously.

a)	Financial instruments by category

	Fair value through other comprehensive income	Fair value through profit or loss	Amortized cost	Total

December 31, 2022
Assets, as per the balance sheet
Trade receivables	-	-	40,881	40,881
Cash and banks	-	-	2,143	2,143
Fixed-income securities in local currency	-	187,564	-	187,564
Securities	-	83,391	-	83,391
Derivative financial instruments	-	15,876	-	15,876

	-	286,831	44,103	330,934

	Fair value through other comprehensive income	Fair value through profit or loss	Amortized cost	Total

December 31, 2022
Liabilities, as per the balance sheet
Borrowings and financing	-	-	236,656	236,656
Payables for investment acquisition	-	-	190,738	190,738
Trade payables	-	-	4,724	4,724
Put option on non-controlling interests	-	-	142,270	142,270

	-	-	574,388	574,388

The Company measures ‘Put option on non-controlling interests’ based on the gross obligation amount of the expected future exercise price discounted at present value (“redemption amount”).

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
4	SEGMENT REPORTING

The Company’s entities are engaged in the supply of goods and provision of information technology services, in addition to consulting services, for the financial sector. Even though the goods are provided to several segments inside the financial institutions, they are not controlled and managed by Management as independent segments, and the Company’s results of operations are controlled, monitored and assessed on an integrated basis.

Therefore, due to Management’s joint control and management approach, it is possible to conclude that the Company operates effectively in one single segment, despite providing its goods and services to several sectors inside the financial institutions.

5	CASH AND CASH EQUIVALENTS

a) Cash and cash equivalents

	12.31.2022	12.31.2021
		(unaudited)

Banks	2,143	5,135
Highly liquid fixed-income securities in local currency (i)	35,798	19,057

	37,941	24,192

b) Short-term investments

	12.31.2022	12.31.2021
		(unaudited)

Fixed-income securities in local currency (i)	151,766	537,000

	151,766	537,000

(i)
The Company has financial investment policies establishing that investments are concentrated on low-risk securities and are substantially remunerated based on the percentage fluctuation of the Interbank Deposit Certificate (CDI) rate. Therefore, they refer to investments in fixed-income investment funds and Bank Deposit Certificates (CDBs), yielding equivalent average interest rate ranging from 85.10% to 103.50% of the CDI rate as at December 31, 2022 (95.10% to 112.57% of the CDI rate as at December 31, 2021) and with immediate liquidity, that is, without grace period for redemptions.

c) Financial assets

	12.31.2022	12.31.2021
		(unaudited)

Guarantee amounts (i)	38,563	32,069
Investments in private entities (ii)	44,828	38,150
Derivative financial instruments (iii)	15,876	10,482

	99,267	80,701

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
(i)
The guarantee amounts correspond mainly to investments in fixed-income investment funds, yielding equivalent average interest rate ranging from 106.59% to 115.20% of the CDI rate, maintained as guarantee for the payables for investment acquisition and debentures.

(ii)	The amounts correspond to the fair value of investments in preferred shares issued by Celcoin Pagamentos S.A., Equity Funds and loans convertible into shares.

(iii)	The amounts refer to call options on non-controlling interests in subsidiaries Homie do Brasil Informática Ltda., Rosk Software S.A. and Lote45 Participações S.A.

6	TRADE RECEIVABLES

	12.31.2022	12.31.2021
		(unaudited)

Billed amounts	34,449	30,672
Unbilled services (i)	7,511	6,416
(-) Estimated losses on doubtful debts	(1,079)	(2,578)

	40,881	34,510

(i) The amount of unbilled services refers to the revenue from services actually provided to customers but which have not been billed up to the reporting date.

The variations in estimated losses on doubtful debts are broken down as follows:

	12.31.2022	12.31.2021
		(unaudited)
Balances as at December 31, 2021 and 2020	(2,578)	(685)

Additions due to business acquisition (i)	-	(543)
Additions	(1,053)	(3,204)
Effective losses	1,355	815
Reversals	1,197	1,039

Balances as at December 31, 2022 and 2021	(1,079)	(2,578)

(i) The balance refers to the acquisition and merger of Itaú Administração Previdenciária Ltda.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
The aging list of receivables is broken down as follows:

	12.31.2022	12.31.2021
		(unaudited)

Unbilled services	7,511	6,416
Current	29,869	23,626
Past due - from 1 to 90 days	3,481	3,838
Past due - from 91 to 180 days	248	966
Past due - from 181 to 270 days	33	473
Past due - from 271 to 360 days	20	677
Past due - over 360 days	798	1,092
	41,960	37,088

7	RECOVERABLE TAXES AND CONTRIBUTIONS

	12.31.2022	12.31.2021
		(unaudited)

Withholding income tax (IRRF) and income tax and social contribution (IRPJ/CSLL) for offset (i)	17,046	10,935
Withholding taxes on revenue (PIS and COFINS) and social contribution (CS)	47	36
Other	68	55

Total	17,161	11,026

Current	15,840	7,261
Noncurrent	1,321	3,765

(i) Refers to the withholding income tax and prepaid income tax and social contribution.

8	RELATED PARTIES

a)	Information on related parties

The Company has a related-party transaction policy, which is reviewed and approved by the Board of Directors, as set forth in the Company’s bylaws.

The transactions between the Group companies refer to the sharing of expenses, mainly administrative, and are carried out based on agreements entered into among the parties. There are no intragroup transactions involving the purchase and sale of goods and services.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
b)	Management compensation

The Company has no additional post-employment obligation and does not offer other long-term benefits, such as leave of absence and other benefits for length of service. The Company also does not offer other severance benefits to its Senior Management, other than those prescribed by the Brazilian labor laws.

Short-term benefits

Short-term benefits include wages, fees, payroll taxes, benefits and variable bonus. Expenditures on compensation payable to the Company’s and its subsidiaries’ main executives and officers are summarized below:

	12.31.2022	12.31.2021
		(unaudited)

Wages, fees and related taxes	6,173	4,550
Benefits	747	324
Variable bonus and share-based payment	3,658	1,237
	10,578	6,111

c)	Share-based compensation plan

The purpose of the Share-based Compensation Plan (“Plan”) is to offer to the Company’s main executives the opportunity of multiplying the amount of their annual financial bonus (“Annual Bonus”), through the granting of additional funds (“Bonus”) by the Company, which must be used by the eligible executive (“Beneficiary”) to acquire the Company’s shares (“Shares”). The Plan establishes that the Bonus amount will be calculated based on a multiplier, applied on the Annual Bonus, which is granted by the Company under the Profit Sharing Program (“PPLR”).

The Annual Bonus will be used as a basis for the application of the multiplier for purposes of determination of the Bonus under the Plan. The multiplier ranges from 50% to 80% depending on the task performed at the Company.

The number of shares to be acquired by each beneficiary will be calculated based on their average market value in a given period.

Of the total number of shares acquired, the beneficiary will hold (Vesting) 40% of the total 12 months after the acquisition, 30% of the total 24 months after the acquisition and the remaining 30% of the total 36 months after the acquisition. The acquisition date will be considered as the date on which the Company receives the sales amount from the beneficiary and executes the share purchase agreement.

The number of shares available for exercise under this plan was 56,773 shares, which has expired on March 31, 2023.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
d)	Stock Option or Share Subscription Plan

The Stock Option or Share Subscription Plan (“Plan”) provides for the granting of call options or subscription of the Company’s common shares (“Options”). The purpose of the Plan is to (a) attract, retain and engage key professionals for the Company’s management (“Beneficiaries”), (b) align the Beneficiaries’ interests with those of the Company and its shareholders in a long-term perspective and (c) encourage the Beneficiaries to contribute to the Company’s good performance.

Number of shares included in the Plan: The options granted under the Plan, including those already exercised or not, and without considering those cancelled due to dismissal, death, permanent disability or retirement, can confer rights on common shares representing up to 3% of the Company’s capital on the Plan approval date.

Option exercise: The options granted can be exercised provided that the terms and conditions set out in this Plan and by the Board of Directors, in addition to the terms and conditions set out in the respective Option Agreements, are fulfilled. The Beneficiary can exercise all or part of the exercisable Options, it being, therefore, established that the Beneficiary must exercise at least 25% of the exercisable Options held by it on each partial exercise of the Options. The exercise of part of the Options by the Beneficiary will not impair the exercise of the other Options held.

The Company recognizes in profit or loss, during the period services are provided, the grace period and the cost on the compensation payable to the beneficiaries based on the fair value of the options on the grant date, using the Black-Scholes model to determine the fair value of the options. In the year ended December 31, 2022, R$760 was recorded in line item “Stock Options”. The Company will settle this share-based compensation plan by delivering its own shares, which will be held in treasury until the actual exercise of the shares by the beneficiaries.

The main events related to the effective plans, the variables used in calculations and results are as follows:

Grants				Fair value assumptions
Date	Number of	Exercise price	Fair value of	Volatility	Risk-free rate	Maturity period
	options/shares	in reais	the shares in reais
08/01/2018	177,716	7.12	5.94	35.18%	6.50%	5 years
09/30/2019	98,646	22.08	18.70	47.82%	9.75%	4 years
03/31/2021	200,424	17.24	25.50	48.26%	6.00%	4 years
05/31/2021	86,382	29.56	22.46	47.82%	7.00%	4 years
09/02/2021	70,044	30.03	23.10	47.82%	7.00%	4 years
04/30/2022	273,008	14.90	19.08	47.82%	9.38%	4 years

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
9	PROPERTY AND EQUIPMENT

The Company’s and its subsidiaries’ property and equipment are stated at acquisition cost and the depreciation of assets is calculated on a straight-line basis and takes into consideration the estimated economic useful life of the assets. The details on the Company’s property and equipment are shown in the tables below:

				12.31.2022	12.31.2021
	Useful life		Accumulated
	(years)	Cost	depreciation	Net	Net
					(unaudited)

Facilities and improvements	9 – 10	10,866	(7,313)	3,553	5,561
Electric devices and materials	9 – 12	2,276	(2,005)	271	328
Furniture and fixtures	9 – 12	6,029	(4,553)	1,476	1,806
Right-of-use asset	2 – 10	38,207	(11,642)	26,565	28,384
Computers and peripherals	4 – 5	27,750	(15,760)	11,990	11,752
Vehicles	5	380	(175)	205	-
Buildings	25	3,900	(1,220)	2,680	-

		89,408	(42,668)	46,740	47,831

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	Facilities and improvements	Electric devices and materials	Furniture and fixtures	Right-of-use asset	Computers and peripherals	Vehicles	Total
Balances as at December 31, 2020 (unaudited)	6,701	451	2,057	22,235	6,670	24	38,138
Additions	98	2	99	-	7,381	-	7,580
Additions relating to IFRS 16 (i)	-	-	-	13,096	-	-	13,096
Additions due to business acquisition	-	198	135	-	192	-	525
Write-offs	-	-	-	-	(10)	-	(10)
Depreciation	(1,238)	(322)	(484)	(6,947)	(2,483)	(24)	(11,498)
Balances as at December 31, 2021 (unaudited)	5,561	329	1,807	28,384	11,750	-	47,831

	Facilities and improvements	Electric devices and materials	Furniture and fixtures	Right-of-use asset	Computers and peripherals	Vehicles	Buildings	Total
Balances as at December 31, 2021 (unaudited)	5,561	329	1,807	28,384	11,750	-	-	47,831
Additions	1,044	5	350	-	4,805	-	-	6,204
Additions relating to IFRS IFRS16 (i)	-	-	-	3,517	-	-	-	3,517
Additions due to business acquisition (ii)	170	74	540	-	368	268	2,849	4,269
Write-offs	-	-	-	-	(6)	-	-	(6)
Depreciation	(3,222)	(137)	(1,221)	(5,336)	(4,927)	(63)	(169)	(15,075)
Balances as at December 31, 2022	3,553	271	1,476	26,565	11,990	205	2,680	46,740

(i) The additions relating to IFRS16 consist of the recognition of the right of use of new property lease contracts.
(ii) Increase in assets arising from the business combination of Newcon Software S.A., Sinqia Seguridade Ltda. and Lote45 Participações S.A.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
10	INTANGIBLE ASSETS

				12.31.2022	12.31.2021
	Useful life (years)	Cost	Accumulated amortization and/or impairment (i)	Net	Net
					(unaudited)

Goodwill on acquisition of subsidiaries	-	633,456	(2,860)	630,596	285,286
Software licenses	1-5	40,829	(31,841)	8,988	5,054
Trademarks and patents	5-10	61,909	(10,865)	51,044	19,729
Software acquired	5	100,644	(35,492)	65,152	38,648
Customer portfolio	10	331,428	(55,125)	276,303	89,844
Non-compete agreement	5	9,068	(7,947)	1,121	1,916
Development of new products	5	10,563	(6,301)	4,262	-
Right of use - servers	1-3	64,057	(23,410)	40,647	48,406
		1,251,954	(173,841)	1,078,113	488,883

(i)
The main assumptions used in the impairment test of the goodwill on acquisition of subsidiaries were disclosed in note 2. Impairment losses were neither recognized nor reversed in the years ended December 31, 2022 and 2021.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	Goodwill on acquisition of subsidiaries (i)	Software licenses	Trademarks and patents	Software acquired	Customer portfolio	Non-compete agreement	Development of new products	Right-of-use assets	Total
Balances as at December 31, 2021 (unaudited)	285,286	5,054	19,729	38,648	89,844	1,916	-	48,406	488,883
Additions	-	12,536	-	-	-	-	4,262	-	16,798
Additions due to business acquisition (ii)	345,310	2,876	39,610	39,607	216,757	-	-	-	644,160
Additions – right of use (iii)	-	-	-	-	-	-	-	8,323	8,323
Amortization	-	(11,478)	(8,295)	(13,103)	(30,298)	(795)	-	(16,082)	(80,051)
Balances as at December 31, 2022	630,596	8,988	51,044	65,152	276,303	1,121	4,262	40,647	1,078,113

The variations in intangible assets are as follows:

	Goodwill on acquisition of subsidiaries (i)	Software licenses	Trademarks and patents	Software acquired	Customer portfolio	Non-compete agreement	Development of new products	Right-of- use assets	Total
Balances as at December 31, 2020 (unaudited)	134,902	4,238	5,210	12,714	47,757	2,877	1,210	13,802	222,710
Additions	-	8,882	-	-	-	-	-	-	8,882
Additions due to business acquisition	150,427	-	15,176	34,319	52,242	-	-	-	252,164
Additions – right of use	-	-	-	-	-	-	-	42,802	42,802
Transfer	(43)	36	-	-	7	-	-	-	-
Amortization	-	(8,102)	(657)	(8,385)	(10,162)	(961)	(1,210)	(8,198)	(37,675)
Balances as at December 31, 2021 (unaudited)	285,286	5,054	19,729	38,648	89,844	1,916	-	48,406	488,883

(i) The total goodwill balance is allocated to the Company’s sole cash-generating unit.
(ii) Increase in assets arising from the business combination of Newcon Software S.A., Sinqia Seguridade Ltda. and Lote45 Participações S.A.
(iii) The additions relating to IFRS16 consist of the recognition of the right of use of new cloud server lease contracts.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
11	DEBENTURES

	Charges	Maturity	12.31.2022	12.31.2021
				(unaudited)

1st issuance of debentures (i)	CDI+1.50%	02/22/2024	14,634	27,161
2nd issuance of debentures (ii)	CDI+2.30%	07/15/2026	222,022	146,478

Total			236,656	173,639

Current			74,500	27,300
Noncurrent			162,156	146,339

(i)
The first issuance of simple, non-convertible debentures is guaranteed by credit rights arising from receivables. Also, the Company is required to keep the amount of R$3,000 deposited, which was recorded in line item “Securities”, in noncurrent assets.

(ii)
The second issuance of simple, non-convertible debentures is guaranteed by credit rights from the current accounts linked to the transaction and the funds deposited in these accounts, arising from the agreements entered into between the Company and its customers.

The variations in borrowings and financing are as follows:

	12.31.2022	12.31.2021
		(unaudited)

Balance at the beginning of the year	173,639	39,645
Borrowings	100,990	144,472
Interest incurred	31,420	7,874
Interest paid	(31,835)	(4,615)
Repayment	(37,558)	(13,737)

Balance at the end of the year	236,656	173,639

The expected payment of the Company’s borrowings and financing is as follows:

	12.31.2022	12.31.2021
		(unaudited)

2022	-	27,300
2023	74,500	49,290
2024	64,050	38,845
2025	61,959	36,756
2026	36,147	21,448

	236,656	173,639

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
a)	Covenants

Debentures are subject to financial covenants that must be determined as at December 31. As at December 31, 2022, the net debt-to-Ebitda ratio must be lower than or equal to 3, and from 2023 to 2026 the net debt-to-Ebitda ratio must be lower than or equal to 2.75.

The gross debt with banks corresponds to the sum of short- and long-term borrowings and financing, plus (i) discounted securities with recourse and factoring, (ii) leases, except if the lease derives from operating property rental agreements and server use agreements, (iii) non-convertible fixed-income securities from public or private issuance, at the local or international markets, (iv) liabilities arising from derivative financial instruments, (v) acquirees’ financial debts, provided that the share is higher than 50% of the acquiree’s capital, not yet consolidated, (vi) debts and convertible securities, and (vii) borrowings net of loans, duly represented in the Issuer’s consolidated balance sheet, in line item “Borrowings and financing” in the consolidated quarterly financial information or consolidated annual financial statements.

Non-financial covenants include accelerated maturity clauses as a result of events not restricted to the financial scope, according to common market practices.

As at December 31, 2022, the Company met the covenants.

12	PAYROLL AND RELATED TAXES

	12.31.2022	12.31.2021
		(unaudited)

Social Security Tax (INSS) and Severance Pay Fund (FGTS) payable	10,172	6,466
Withholding income tax (IRRF) on wages	7,256	5,306
Vacation pay	26,655	20,958
Bonus, commission and profit sharing (i)	17,320	8,001
Other	831	499

	62,234	41,230

(i)
The accrued bonuses and profit sharing are recorded on a monthly basis, and depend on the attainment of corporate and employees’ individual goals. These amounts are paid in April of the subsequent year.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)

13	TAXES PAYABLE

	12.31.2022	12.31.2021
		(unaudited)

Income tax (IR) and social contribution (CS) payable	3,252	1,550
Service tax (ISS) payable	1,907	1,365
Taxes on revenue (PIS/COFINS) payable	769	779
Other taxes payable	187	299
Total	6,115	3,993

14	PAYABLES FOR INVESTMENT ACQUISITION

Refer to installments payable for acquisition of investments made by the Company and its subsidiaries, negotiated for installment payment, and for agreements not subject to indexed market interest rates, they are adjusted to present value (using an average rate ranging between 4.5% and 11.0%, reflecting the third-party capital rate for the acquisition period). The respective amounts are recorded in current and noncurrent liabilities as follows:

	12.31.2022	12.31.2021
		(unaudited)

Acquisition:
Atena	4,082	4,727
ADSPrev	1,070	1,481
SoftPar	6,230	7,589
Stock&Info	965	236
Tree Solution	3,203	5,444
Fromtis	7,516	11,794
ISP	42,372	50,775
Dendron	3,568	5,294
Simply	4,361	6,478
Lote45	26,833	-
Mercer	7,316	-
Newcon	83,222	-
Total	190,738	93,818

Current	79,101	22,294
Noncurrent	111,637	71,524

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
The variations in payables for investment acquisition are as follows:

	12.31.2022	12.31.2021
		(unaudited)

Balance at the beginning of the year	93,818	43,761
Interest incurred	10,903	7,569
Addition due to business acquisition	120,864	60,379
Interest paid	(1,630)	(2,540)
Amortization	(33,217)	(15,351)

Balance at the end of the year	190,738	93,818

The expected payment of payables for investment acquisition is broken down as follows:

	12.31.2022	12.31.2021
		(unaudited)

2022	-	22,294
2023	79,101	24,488
2024	45,030	22,013
2025	29,624	12,625
2026	23,860	12,398
2027	13,123	-

	190,738	93,818

15	PROVISION FOR LEGAL CLAIMS

In the normal course of its activities, the Company is a party to tax, civil and labor lawsuits. Management, supported by the opinion of its legal counsel, assesses the expected outcome of ongoing lawsuits and determines the need to recognize a provision based on the best estimate of the disbursement required to settle the present obligation on the balance sheet date.

The table below shows the position of the provisions for probable losses as at December 31, 2022 and 2021:

	12.31.2022	12.31.2021
		(unaudited)

Civil	11,784	10,025
Labor	46,982	28,345
Tax	81,100	25,575

	139,866	63,945

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
The variations in the provision for legal claims are as follows:

	12.31.2022	12.31.2021
		(unaudited)
Balance at the beginning of the year	63,945	42,402

Additions (i)	14,204	1,499
Additions due to business acquisition (ii)	79,548	29,574
Reversals	(16,560)	(6,048)
Interest incurred	1,094	(1,783)
Payments	(2,365)	(1,699)

Balance at the end of the year	139,866	63,945

(i) Additions include new lawsuits and changes in amounts of lawsuits already recorded.

(ii) Refers to amounts of tax, civil and labor lawsuits, arising from the acquisition of Newcon Software S.A., Sinqia Seguridade Ltda. and Lote45 Participações S.A.

The Company is a party to labor and tax lawsuits whose risk of loss is classified as possible, based on the opinion of the Company’s legal counsel and Management, and for which no provision was recognized. As at December 31, 2022, the adjusted value of the matter in controversy, related to these lawsuits, is R$35,082 (R$30,281 as at December 31, 2021). Also, as at December 31, 2022, the Company has escrow deposits amounting to R$197 (R$174 as at December 31, 2021).

a)	Labor

Labor lawsuits discuss overtime, health hazard and/or hazardous duty premiums, wage parity, vacation, pain and suffering arising from accident-related lawsuits, occupational disease, subsidiary liability involving service providers, etc.

b)	Tax

Tax lawsuits refer to legal claims involving municipal and federal taxes, in particular requests for offset and/or refund not approved, in addition to tax risks identified in acquisition processes.

c)	Civil

Civil lawsuits refer mainly to lawsuits filed under the allegation of certain problems in the provision of services offered and refund of amounts.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
16	EQUITY

16.1	Capital

The Board of Directors approved the Company’s capital increase at the meeting held on August 26, 2021, within the authorized capital limit, pursuant to Art. 5 of the Bylaws, in the amount of R$400,042, upon the issuance of 17,393,160 common shares.
The Company’s capital amounts to R$813,303 and is currently represented by 87,941,972 registered common shares, without par value. The holders of common shares have the right to one vote per share at the meetings of the Company’s shareholders.

The table below shows the number of shares held by shareholders holding 5% or more of the Company’s common shares, in addition to treasury shares.

		12.31.2022		12.31.2021
Shareholders	Shares	%	Shares	%
			(unaudited)
HIX Investimentos Ltda.	9,588,025	10.90%	6,295,047	7.16%
Antonio Luciano de Camargo Filho	6,483,752	7.37%	6,078,979	6.91%
Bernardo Francisco Pereira Gomes	5,689,450	6.47%	5,970,180	6.79%
SFA Investimentos Ltda.	5,404,400	6.15%	5,739,900	6.53%
SK Tarpon	4,405,877	5.01%	-	-
Treasury shares	3,362,360	3.82%	2,191,561	2.49%
Other shareholders (i)	53,008,108	60.28%	61,666,305	70.12%
Total	87,941,972	100.0%	87,941,972	100.0%

(i) Substantially refer to free float.

16.2	Earnings reserve

The earnings retention reserve is comprised of the legal reserve and the earnings retention reserve arising from the allocations of capital budgets approved at the Annual General Meetings.

a)	Legal reserve

As at December 31, 2022, the legal reserve was recognized in the amount of R$839. As at December 31, 2021, the legal reserve was recognized in the amount of R$1,009.

b)	Dividends and interest on capital

As at December 31, 2022, dividends were distributed in the amount of R$4,690. As at December 31, 2021, dividends were distributed in the amount of R$5,638. The mandatory minimum dividend corresponds to 25% of the adjusted profit.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	12.31.2022	12.31.2021
		(unaudited)
Calculation basis – interest on capital/dividend	16,785	20,179
Legal reserve (5%)	839	1,009
Minimum dividend basis	15,946	19,170
Interest on capital (25%)	3,986	4,793
Additional interest on capital	704	846
Distributable dividends	4,690	5,638
Earnings per share	0.055	0.074

16.3	Capital reserve

As at December 31, 2022 and 2021, the balances of capital reserves consist of the effects from the share-based compensation plan and changes in the purchase and sales prices of treasury shares.
A variation in the amount of R$878 was recognized in 2022 (R$331 in 2021) referring to the share-based compensation plans. There was a variation in the amount of R$1,238 in 2022 (R$3,601 in 2021) in the capital reserve relating to the difference between the purchase price and the sales price of treasury shares upon acquisition and compensation plan.

16.4	Treasury shares

At the meeting held on March 10, 2021, the Board of Directors authorized the acquisition of up to 5,241,054 shares, representing 8.9% of the outstanding shares, through the launching of the Sixth Share Repurchase Program.

In 2021 shares were acquired for the amount of R$99,777 and a portion of these shares was delivered for the amount of R$56,109 upon payment for the new acquirees Simply Sistemas S.A., Dendron Tecnologia S.A., Homie do Brasil Informática Ltda. and Rosk Software S.A.

In 2022 shares were acquired for the amount of R$21,658 and shares were sold for the amount of R$4,380, resulting in a balance of treasury shares in the amount of R$58,174 (R$40,896 in 2021).

16.5	Share issuance costs

Share issuance costs reflect the changes in equity arising from the issuance of new shares. In 2021 costs in the amount of R$24,975 were recorded, relating to the Company’s capital increase, within the authorized capital limit, pursuant to Art. 5 of the Bylaws.

16.6	Non-controlling interests

Non-controlling interests refer to the interest held by the shareholders of Homie do Brasil Informática Ltda., Rosk Software S.A. and Lote45 Participações Ltda, which together correspond to the amount of R$20,067 in 2022 (R$19,081 in 2021).

16.7	Transactions with non-controlling shareholders

Transactions with non-controlling shareholders refer to put options for the sale of the remaining portions to the non-controlling shareholders. The put option was recorded at the gross price of the expected future exercise price, discounted at present value. The option exercise price will be measured based on the revenue multiple, which will be determined by the EBITDA margin on a future date; this amount corresponds to the amount of R$126,810 in 2022 (R$61,208 in 2021).

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
17	NET OPERATING REVENUE

	12.31.2022	12.31.2021
		(unaudited)

Software	522,479	275,650
Services	93,993	76,946
Net operating revenue	616,472	352,596

The average rate of taxes on sales in the period was 9.45% for the Consolidated (10.91% as at December 31, 2021), including taxes on revenue (PIS/PASEP and COFINS), Service Tax (ISSQN) and Social Security Contribution (INSS).

18	COSTS OF SERVICES

	12.31.2022	12.31.2021
		(unaudited)

Outside services	39,499	24,261
Personnel, payroll taxes and benefits	274,727	180,834
Depreciation and amortization	11,982	5,641
Other costs	27,316	7,095
	353,524	217,831

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
19	GENERAL, ADMINISTRATIVE AND SELLING EXPENSES

	12.31.2022	12.31.2021
		(unaudited)

Outside services	7,180	11,272
Personnel, payroll taxes and benefits	69,354	37,377
Commissions	4,510	3,499
Rents, insurance, common area maintenance fees and other	2,980	2,736
Increase in accrued bonuses and profit sharing	24,106	8,117
Reversal of provision for legal claims	(2,356)	(4,549)
Increase in estimated losses on doubtful debts	(144)	2,165
Consultants, lawyers and auditors	2,615	2,465
Depreciation and amortization	83,147	43,534
Other expenses	10,455	8,142
	201,847	114,758

20	FINANCIAL INCOME (EXPENSE)

	12.31.2022	12.31.2021
		(unaudited)

Financial income:
Income from short-term investments	20,081	17,092
Fair value adjustment to financial instruments	3,008	7,844
Interest receivable	1,266	-
Other finance income	-	269
	24,355	25,205

Financial expenses:
Interest on investment acquisition	(10,903)	(7,569)
Interest on borrowings	(31,417)	(7,874)
Interest on leases	(7,936)	(4,231)
Present value adjustment to call/put option	(298)	-
Interest and inflation adjustment to lawsuits	(1,094)	(1,783)
Other finance costs	(675)	(1,095)
	(52,323)	(22,552)
	(27,968)	2,653

21	PROVISION FOR INCOME TAX AND SOCIAL CONTRIBUTION

Current income tax and social contribution were computed based on effective tax rates and deferred income tax and social contribution are calculated on temporary differences and tax loss carryforwards.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
a)	Reconciliation of income tax and social contribution (expense) income

The following amounts of current and deferred income tax and social contribution were recognized in profit or loss for the periods:

	12.31.2022	12.31.2021
		(unaudited)

Profit before taxes	33,133	22,659

Expense at the combined statutory rate (34%)	(11,265)	(7,703)

Adjustments to the effective rate:

Deemed income in subsidiaries (i)	416	3,928
Non-deductible bonus	(5,709)	(2,351)
Interest on capital	1,917	470
“Lei do bem” and credits recognized	1,644	2,559
Other permanent differences (ii)	(2,580)	651

Credit (expense) at the effective rate	(15,577)	(2,446)

Current income tax and social contribution	(26,375)	(21,850)
Deferred income tax and social contribution	10,798	19,404

(i)	Difference relating to Group companies that elect to calculate income tax and social contribution under the deemed income regime.

(ii)	Line item “Other permanent differences” consists mainly of non-deductible expenses, differences in tax rates and the Workers’ Meal Program (PAT).

b)	Deferred income tax and social contribution - assets

Deferred income tax and social contribution are broken down as follows:

	12.31.2022	12.31.2021
		(unaudited)

Noncurrent assets
Tax loss carryforwards	49,070	41,339
Allowance for doubtful debts	367	877
Accrued profit sharing	443	365
Provisions for legal claims and other obligations	42,081	17,594
Amortization of tax goodwill in business combinations	(12,575)	(17,089)
Other provisions	1,424	450
Change in the fair value of financial assets	(3,736)	(2,667)
Leases	1,551	6,727

	78,625	47,596

Deferred income tax and social contribution were recognized based on studies prepared by Management on the generation of taxable income that allow the full realization of these amounts in the following years, in addition to the expected realization of deductible or taxable temporary differences, as shown below:

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	12.31.2022	12.31.2021
		(unaudited)

2022	-	3,380
2023	5,382	5,382
2024	7,779	7,779
2025	9,316	9,316
2026	11,370	11,370
2027	9,445	9,445
2028	10,519	10,607
2029	18,686	7,158
2030	18,703	-

Total deferred tax assets	91,200	64,437

Goodwill tax benefit	(12,575)	(16,841)

Deferred tax assets, net	78,625	47,596

22	EARNINGS PER SHARE

Basic earnings per share are calculated by dividing profit for the year, attributable to the holders of common shares, by the weighted average number of common shares outstanding during the year.

Diluted earnings per share are calculated by dividing profit for the year, attributable to the holders of common shares, by the weighted average number of common shares outstanding during the year, plus the weighted average number of common shares that would be issued upon conversion of all potential diluted common shares into common shares.

The tables below show profit or loss and share data used to calculate basic and diluted earnings per share:

	12.31.2022	12.31.2021
		(unaudited)
Basic earnings per share
Numerator
Profit for the year attributable to the Company’s shareholders	16,785	20,179
Denominator
Weighted average number of outstanding common shares	84,838,175	75,889,647

Basic earnings per share (in reais)	0.198	0.266

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
	12.31.2022	12.31.2021
		(unaudited)
Diluted earnings per share
Numerator
Profit for the year attributable to the Company’s shareholders	16,785	20,179
Denominator
Weighted average number of outstanding common shares	84,838,175	75,889,647
Potential increase in common shares due to the stock option and restricted share plan	906,220	434,913

Diluted earnings per share (in reais)	0.196	0.264

23	LEASES

Lease liabilities were recognized as prescribed by accounting standard IFRS 16 in connection with the recognition of future payment liability and right of use of leased assets for all contracts within the scope of the standard. For current leases, the average discount rate of 7.38% was used.

	Final maturity	12.31.2022	12.31.2021
			(unaudited)

Belo Horizonte office	12/31/2028	5,761	5,246
São Paulo office	07/01/2028	22,535	24,193
Curitiba office	08/31/2023	617	505
Oracle do Brasil (servers)	12/31/2022	-	229
Solo Network (servers)	07/30/2025	40,759	46,612
Claranet (servers)	09/30/2026	2,101	2,685

Total		71,773	79,470

Current		24,334	16,660
Noncurrent		47,439	62,810

The variations in leases are as follows:

	12.31.2022	12.31.2021
		(unaudited)

Balance at the beginning of the year	79,470	38,800
Additions	11,670	53,030
Interest incurred	7,935	4,231
Interest paid	(7,976)	(3,787)
Amortization	(19,326)	(12,804)

Balance at the end of the year	71,773	79,470

(i)	The amount refers to the transfer of the Parent’s lease contracts to subsidiary Senior Solution Consultoria em Informática Ltda.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
24	PUT OPTION ON NON-CONTROLLING INTERESTS

As part of the business combination where the acquiree’s capital was partially acquired, the Company issued a put option for sale of the remaining portion to the non-controlling shareholders. The put option was recorded based on the expected future exercise price, discounted at present value. The option exercise price will be measured based on the revenue multiple, which will be determined by the EBITDA margin on a future date.

Currently, the following options were issued.

	Exercise date	12.31.2022	12.31.2021
			(unaudited)

Homie do Brasil Informática Ltda.	07/31/2025	17,982	13,315
Rosk Software S.A.	04/30/2025 and 04/30/2026	32,799	49,071
Lote45 Participações S.A.	04/30/2027	91,489	-

Total		142,270	62,386

25	NON-CASH TRANSACTIONS

The investing and financing transactions not involving the use of cash or cash equivalents are not included in the statement of cash flows. The Company carried out the following non-cash investing and financing activities:

	12.31.2022	12.31.2021
		(unaudited)

Recognition of lease assets/liabilities	11,670	53,030
Portion retained in the payment for investment acquisition	-	(60,379)
Business combination	(178,579)	233,826

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
26	BUSINESS COMBINATION

A business combination is a transaction or another event through which an acquirer obtains control of one or more businesses, regardless of the legal form of the transaction. The acquisition method is applied for transactions where control is obtained. Business combinations of entities under common control are accounted for at cost. Under the acquisition method, the identifiable assets acquired and liabilities assumed are measured at their fair value, with limited exceptions.

During 2022, three entities were acquired: (i) Newcon Software S.A., (ii) Mercer Seguridade Ltda., and (iii) Lote45 Participações Ltda. The goodwill recognized on these acquisitions, in the amount of R$341,854, corresponds to the amount of future economic benefits (goodwill) arising from the synergies resulting from acquisitions carried out, which are aligned with the Company’s strategy of increasing its market share in the Consortium (Newcon), Pension Plan (Mercer) and Funds (Lote45) segments.

a)	Homie do Brasil Informática Ltda.

On April 8, 2021, the Company completed the acquisition of a 60% stake in Homie do Brasil Informática Ltda. (“Fepweb”), through its subsidiary Sinqia Tecnologia, where it undertakes to acquire, with the option to acquire another 40% in 2025, upon exercise of options. The transaction involved the amount of R$23,400 payable at sight in cash, R$15,868 payable at sight in shares and a transferred consideration adjustment of R$1,285 on the acquisition date. Additionally, the transaction provides for the Company’s purchase and seller’s sale of the remaining portion, based on the exercise price linked to Fepweb’s net revenue and EBITDA margin for 2024.

Fepweb, headquartered in São Paulo, was established in 2006 to offer to the market solutions with high levels of security, capable of serving the most complex economic sectors. With the mission of offering excellence in terms of IT solutions and creating value for its customers, in 2011, the company launched its powerful software platform (FEPWebTM) which, in one single package, ensures to customers higher productivity and process efficiency, with total legal security and validity.

a.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	22,023
Paid in shares	15,868
Price adjustment as per contract	1,285
Total consideration transferred	39,176

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
a.2) Goodwill arising on the acquisition of equity interests:

Total consideration transferred	39,176

(-) Fair value of the main assets acquired:
Software	(10,127)
Customer portfolio	(17,053)

(+) Fair value of the main liabilities assumed:
Contingencies	4,218

(-) Total of identifiable net assets at fair value on the acquisition date	233

(-) Total amount of non-controlling interests	(9,277)

Goodwill on expected future earnings arising on acquisition	25,258

Goodwill expected to be deductible for tax purposes	24,244

The contingent liability of R$4,218 was recognized in view of labor and social security risks in the amount of R$2,590 and tax risks in the amount of R$1,628, referring to the contingency period. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

a.3) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	04/08/2021		04/08/2021
Current assets		Current liabilities

Cash and cash equivalents	308	Suppliers and service providers	59
Trade receivables	534	Taxes payable	336
Recoverable taxes	4	Payroll and related taxes	582
Other assets	255	Other liabilities	28

Total current assets	1,101	Total current liabilities	1,005

Noncurrent assets		Noncurrent liabilities

Property and equipment	138	Provision for legal claims	4,218
Intangible assets	27,180

Total noncurrent assets	27,318	Total noncurrent liabilities	4,218

		Total equity	23,196

Total assets	28,419	Total liabilities	28,419

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
b)	Rosk Software S.A. (“QuiteJá”)

On October 22, 2021, the Company completed the acquisition of 51% stake in Rosk Software S.A. (“QuiteJá”), through Parent Sinqia S.A. The transaction closing was formalized on October 28, 2021, after fulfilling all conditions precedent.  The total transaction price initially set forth in the agreement was R$38,250, consisting of: (i) R$19,296 as initial consideration disbursed; (ii) R$17,516 payable in shares and a transferred consideration adjustment of R$1,438 on the acquisition date. Additionally, the transaction provides for the Company’s purchase and seller’s sale of the remaining portion, based on the exercise price linked to Quite Já’s net revenue and EBITDA margin. Each option is entitled to acquire 24.5% of the capital but options have different dates, one being linked to the net revenue and EBITDA margin for 2024 and another linked to that for 2025.

b.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	19,296
Paid in shares	17,516
Price adjustment as per contract	1,438
Total consideration transferred	38,250

b.2) Goodwill arising on the acquisition of equity interests:

Total consideration transferred	30,152

(-) Fair value of the main assets acquired:
Software	(9,071)
Customer portfolio	(2,951)
Trademark	(15,176)

(+) Fair value of the main liabilities assumed:
Contingencies	7,980

(-) Total of identifiable net assets at fair value on the acquisition date	(2,719)

(-) Total amount of non-controlling interests	(10,751)

Goodwill on expected future earnings arising on acquisition	18,966

Goodwill expected to be deductible for tax purposes	24,209

The contingent liability of R$7,980 was recognized in view of labor and social security risks in the amount of R$5,839 and tax risks in the amount of R$2,141, referring to the contingency period. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
b.3) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	10/22/2021		10/22/2021
Current assets		Current liabilities

Cash and cash equivalents	2,679	Suppliers and service providers	1
Trade receivables	540	Taxes payable	132
Recoverable taxes	67	Payroll and related taxes	707
Prepaid expenses	19

Total current assets	3,305	Total current liabilities	840

Noncurrent assets		Noncurrent liabilities

Property and equipment	253	Provision for legal claims	7,980
Intangible assets	27,198

Total noncurrent assets	27,451	Total noncurrent liabilities	7,980

		Total equity	21,936

Total assets	30,756	Total liabilities	30,756

c)	Newcon Software S.A.

On January 6, 2022, the Company completed the acquisition of a 100% stake in Newcon Software S.A., through its subsidiary Sinqia Tecnologia. The transaction involved the initial amount of R$338,872, disbursed on the acquisition date, and the total amount of R$82,500 payable in five annual installments, of which two installments of R$18,750, one of R$15,000 and two of R$11,250, and another two additional installments of R$3,750, payable in June 2022 and January 2023. Accordingly, considering the adjusted amount payable at sight and the amount payable in installments and additional installments, the total transaction price is R$421,372.

Newcon was established in 2002 and is one of the main providers of technology for the Brazilian financial system, specialized in software used by consortium managers connected to the main financial conglomerates and carmakers, in addition to the independent ones.

Sinqia Tecnologia conducts operations in the consortium market, and, upon consummation of the transaction, its objectives are to: (i) strengthen its position as leading technology provider for the financial system, with a broad product portfolio and a robust customer base; and (ii) expand the growth paths for digital solutions, accelerating the penetration of digital onboarding solutions, digital signature and digital collection in the consortium market.

In the consolidated financial statements for the year ended December 31, 2022, Newcon reported net revenue of R$93,681 and profit of R$26,293, considering the period after the abovementioned acquisition date.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
c.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	338,872
Payment in installments	82,500
Total consideration transferred	421,372

ACQUIREE’S BALANCE SHEET

	01/06/2022		01/06/2022
Current assets		Current liabilities

Cash and cash equivalents	3,590	Borrowings and financing	4,066
Trade receivables	2,708	Advances from customers	4,715
Recoverable taxes	758	Trade payables	66
Advances to employees	118	Taxes payable	2,773
Advances to suppliers	79	Payroll and related taxes	2,957
Prepaid expenses	7	Payables	107
Other assets	2,251

Total current assets	9,511	Total current liabilities	14,684

Noncurrent assets		Noncurrent liabilities

Property and equipment	3,788	Provision for legal claims	63,340
Intangible assets	242,212
Deferred income tax on contingencies	21,536

Total noncurrent assets	267,536	Total noncurrent liabilities	63,340

		Total equity	199,023

Total assets	277,047	Total liabilities	277,047

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
c.3) Goodwill on acquisition

Total consideration transferred	421,372

(-) Fair value of the main assets acquired:
Software	(16,730)
Customer portfolio	(195,893)
Trademark	(26,765)
Deferred tax assets	(21,536)

(+) Fair value of the main liabilities assumed:
Contingencies	63,340

(-) Total identifiable net assets at fair value on the acquisition date	1,439

Goodwill on expected future earnings arising on acquisition	222,349

Goodwill expected to be deductible for tax purposes	181,986

The contingent liability of R$63,340 was recognized in view of labor risks in the amount of R$11,777 and tax risks in the amount of R$51,563, referring to the contingency period. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Amount	Useful life	Amortization method

Software	16,730	10 years	Straight-line
Customer portfolio	195,893	15 years	Straight-line
Trademark	26,765	8 years	Straight-line

d)	Mercer Seguridade Ltda.

On July 26, 2021, the parties entered into the share purchase and sale agreement and other covenants, whereby Sinqia Tecnologia acquired 100% of the shares representing the Company’s capital. On February 1, 2022, the Company completed the acquisition of a 100% stake in Mercer Seguridade Ltda., through its subsidiary Sinqia Tecnologia. The transaction involved: (i) the initial amount of R$25,754, disbursed on the acquisition date; (ii) five annual installments of R$1,400, totaling R$7,000; and (iii) a price adjustment as per contract of R$5,298, adjusted by the CDI rate. Accordingly, considering the payments at sight, in installments and adjustments, the final transaction price is R$38,052.

Mercer Seguridade provides services to closed-end supplementary private pension entities, in the participant service, accounting, treasury, risk and social security areas.

Sinqia Tecnologia conducts operations in the private pension market, and, upon consummation of the transaction, its objectives are to: (i) strengthen Sinqia’s position as leading technology provider for the financial system, with a broad product portfolio and a robust customer base; and (ii) reinforce Sinqia’s installed participant base of the closed-end private pension sector.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
In the consolidated financial statements for the year ended December 31, 2022, Mercer reported net revenue of R$25,603 and profit of R$10,118, considering the period after the abovementioned acquisition date.

d.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	25,754
Payment in installments	7,000
Price adjustment as per contract	5,120
Total consideration transferred	37,874

d.2) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	02/01/2022		02/01/2022
Current assets		Current liabilities

Cash and cash equivalents	344	Suppliers and service providers	1
Trade receivables	3,475	Advances from customers	374
		Taxes payable	587
		Payroll and related taxes	2,247

Total current assets	3,819	Total current liabilities	3,209

Noncurrent assets		Noncurrent liabilities

Deferred income tax	837
Intangible assets	24,750	Contingencies	2,462

Total noncurrent assets	25,587	Total noncurrent liabilities	2,462

		Total equity	23,735

Total assets	29,406	Total liabilities	29,406

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
d.3) Goodwill on acquisition

Total consideration transferred	37,874

(-) Fair value of the main assets acquired:
Software	(11,617)
Customer portfolio	(13,133)
Deferred tax assets	(837)

(+) Fair value of the main liabilities assumed:
Contingencies	2,462
Payroll and related taxes	2,246

(-) Total identifiable net assets at fair value on the acquisition date	2,857

Goodwill on expected future earnings arising on acquisition	14,138

Goodwill expected to be deductible for tax purposes	13,123

The contingent liability of R$2,462 was recognized in view of labor risks in the amount of R$328 and tax risks in the amount of R$2,134. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Useful life	Amortization method

Software	12.5 years	Straight-line
Customer portfolio	13 years	Straight-line

e)	Lote45 Participações S.A.

On January 18, 2022, the Company completed the acquisition of a 52% stake in Lote45 Participações Ltda., through its subsidiary Sinqia Tecnologia. The total transaction price initially set forth was R$79,773, consisting of: (i) cash payment of R$76,773; (ii) R$3,000 payable through subscription of shares; and (iii) additional amount payable in 2023, contingent on the net revenue for 2022, estimated at R$24,805 on the acquisition date. Additionally, the transaction provides for the purchase and sale of the remaining portion, based on the exercise price linked to Lote45’s net revenue and EBITDA margin for 2026.

Lote45 was established in 2006 and is specialized in enterprise risk management software used by more than 100 customers in the investment fund industry, mainly family offices and asset managers.

Sinqia Tecnologia conducts operations in the investment fund market, and, upon consummation of the transaction, its objectives are to: (i) strengthen its position as leading technology provider for the financial system, with a broad product portfolio and a robust customer base; and (ii) establish a complete and integrated suite for all investment fund industry players (administrators, custodians, distributors and managers, etc.).

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
In the consolidated financial statements for the year ended December 31, 2022, Lote45 reported net revenue of R$38,414 and profit of R$11,991, considering the period after the abovementioned acquisition date.

e.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	91,371
Increase in variable price	24,805
Total consideration transferred	116,176

e.2) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	01/18/2022		01/18/2022
Current assets		Current liabilities

Cash and cash equivalents	2,818	Suppliers and service providers	167
Trade receivables	1,471	Advances from customers	53
Recoverable taxes	7	Taxes payable	745
Advances to employees	21	Payroll and related taxes	1,662
Advances to suppliers	1	Payables	375
Prepaid expenses	13
Other assets	342

Total current assets	4,673	Total current liabilities	3,002

Noncurrent assets		Noncurrent liabilities

Property and equipment	479
Intangible assets	31,855	Contingencies	13,728
		Other payables	315

Total noncurrent assets	32,334	Total noncurrent liabilities	14,043

		Total equity	19,962

Total assets	37,007	Total liabilities	37,007

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
e.3) Goodwill arising on the acquisition of equity interests:

Total consideration transferred	116,176

(-) Fair value of the main assets acquired:
Software	(11,279)
Trademark	(12,845)
Customer portfolio	(7,732)

(+) Fair value of the main liabilities assumed:
Contingencies	13,728

(-) Total identifiable net assets at fair value on the acquisition date	1,853

(-) Total amount of non-controlling interests	(9,600)

Goodwill on expected future earnings arising on acquisition	105,795

Goodwill expected to be deductible for tax purposes	88,022

The contingent liability of R$13,728 was recognized in view of labor and social security risks in the amount of R$8,043, tax risks in the amount of R$5,721 and other risk exposures in the amount of R$258, referring to the contingency period. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Useful life	Amortization method

Software	7.5 years	Straight-line
Trademark	6.7 years	Straight-line
Customer portfolio	2.1 years	Straight-line

27	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in preparing these financial statements are defined below. These policies were consistently applied for the reporting periods, except if otherwise stated.

27.1	CONSOLIDATION

Subsidiaries are all entities over which the Company holds control. Sinqia S.A. controls an entity when it is exposed or has rights to variable returns arising from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated when control is transferred to the Company. Consolidation is discontinued from the date on which the Company ceases to hold control.
Identifiable assets acquired and contingent liabilities assumed for the acquisition of subsidiaries in a business combination are initially measured at their fair values on the acquisition date.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
The Company recognizes the interest in the acquiree, both at its fair value and at the proportional share of the interest in the acquiree’s net assets. Interests are measured at each acquisition carried out. Acquisition-related costs are recorded in profit or loss for the year, as incurred.

Intragroup transactions, balances and unrealized gains are eliminated. Unrealized losses are also eliminated, unless the transaction provides evidence of impairment of the transferred asset. The accounting policies of subsidiaries are changed, when necessary, so as to ensure consistency with the policies adopted by Sinqia S.A.

27.2	FOREIGN CURRENCY TRANSLATION

Items included in the financial statements of each one of the Group companies are measured using the currency of the main economic environment in which the company operates (“functional currency”). The financial statements are presented in reais (R$), which is the Company's functional and presentation currency.

27.3	PRESENT VALUE ADJUSTMENT

Long-term and short-term monetary assets and liabilities are adjusted to present value when the effect is considered material in relation to the financial statements taken as a whole. The present value adjustment is calculated considering the contractual cash flows and the explicit, and in certain cases, implicit interest rates of the respective assets and liabilities. Accordingly, the interest embedded in revenues, expenses and costs associated with these assets and liabilities is discounted for its recognition on accrual basis. Subsequently, this interest is transferred to finance costs and finance income in profit or loss, using the effective interest rate method in relation to the contractual cash flows. The implicit interest rates applied were determined based on assumptions and are considered accounting estimates.

The main line items subject to present value adjustments are: leases, payables for investment acquisition (both in the short and long-term) and put option on non-controlling interests.

27.4	CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash, banks, other highly liquid short-term investments, with insignificant risk of change in value and readily convertible into a known amount of cash.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
27.5	FINANCIAL INSTRUMENTS

27.5.1	CLASSIFICATION

Financial instruments are classified into the following categories: (i) amortized cost, (ii) fair value through profit or loss and (iii) fair value through comprehensive income.

Financial assets are reported as current assets, except for those with maturity exceeding 12 months after the balance sheet date.

27.5.2	RECOGNITION AND MEASUREMENT

Purchases and sales of financial assets are recognized on the trade date. Investments are initially recognized at fair value plus transaction costs for all financial assets not classified at fair value through profit or loss. Financial assets at fair value through profit or loss are initially recognized at fair value, and transaction costs are charged against the statement of income. Financial assets are derecognized when the rights to receive cash flows have expired or have been transferred; in the latter case, provided that the Company has significantly transferred all risks and rewards of ownership. Financial assets measured at fair value through profit or loss are subsequently recorded at fair value and assets measured at amortized cost are recorded using the effective interest method.

Dividends from financial assets measured at fair value through profit or loss, such as shares, are recognized in the statement of income as part of other income, when the Company’s right to receive the dividends is established.

27.5.3	OFFSET OF FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are offset and the net amount is recorded in the balance sheet when there is a legally enforceable right to set off recognized amounts and the intent to either settle them on a net basis, or to realize the asset and settle the liability simultaneously. The legally enforceable right must not be contingent on future events and must be enforceable in the normal course of business and in the event of default, insolvency or bankruptcy of the company or the counterparty.

27.5.4	IMPAIRMENT OF FINANCIAL ASSETS

The Company assesses if there is objective evidence that a financial asset or a group of financial assets might be impaired at the balance sheet date. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a "loss event") and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The amount of the impairment loss is measured as the difference between the carrying amount of the assets and the present value of the estimated future cash flows, discounted at the original effective interest rate of the financial assets. The carrying amount of the asset is reduced and the loss amount is recognized in the statement of income. If a held-to-maturity asset is subject to a variable interest rate, the discount rate for measuring an impairment loss is the current effective interest rate determined pursuant to the agreement. As a practical expedient, the Company can measure impairment based on the fair value of an instrument using an observable market price.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of such previously recognized impairment loss will be recognized in the statement of income.

27.6	FINANCIAL INSTRUMENTS

The Company maintains in financial assets, short-term investments held as guarantee, investments in preferred shares of Celcoin Pagamentos S.A., equity investment funds, loans convertible into shares and call options on non-controlling interests in subsidiaries.

Financial assets are measured at fair value on the agreement date and are subsequently remeasured at their fair value, with the changes in fair value recorded in profit or loss.

27.7	TRADE RECEIVABLES

Trade receivables correspond to amounts receivable for software licenses, IT and consulting services provided in the ordinary course of the Company’s activities. If the collection term is equivalent to one year or less, trade receivables are classified in current assets. Otherwise, they are classified in noncurrent assets.

Trade receivables are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method, less the allowance for doubtful debts.

The amount of the allowance corresponds to the difference between the carrying amount and the recoverable amount. The Company monthly conducts an individual analysis of the outstanding invoices to calculate the recoverable amount.

The Company and its subsidiaries adopt an allowance model that takes into account the collection terms. The Company seeks to constantly improve its analyses and projection methods to minimize the impacts arising from possible default and ensure the business financial soundness.

27.8	INTANGIBLE ASSETS

Refers to trademarks and patents, software acquired, costs and expenses on new product development (software), including goodwill, customer portfolio and other intangible assets arising from business acquisitions. Separately acquired intangible assets are carried at cost upon initial recognition and, subsequently, deducted from the accumulated amortization and impairment losses, when applicable. Goodwill arising on investment acquisition is not amortized but is annually tested for impairment.
The useful life of intangible assets is either finite or indefinite.

Intangible assets with finite useful life are amortized over their economic useful life and tested for impairment whenever there is any indication that the asset might be impaired. The amortization year and method of an intangible asset with finite useful life are revised at least at the end of each reporting period. Changes in the useful life or in the pattern of consumption of expected future benefits are accounted for through the change in the amortization year or method, as applicable, and are treated as changes in accounting estimates.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
Intangible assets with indefinite useful life are not amortized but are annually tested for impairment. The assessment of indefinite useful life is revised at the end of each year to determine whether this assessment continues to be justifiable. Otherwise, the change in the useful life from indefinite to finite is made on a prospective basis.

Gains and losses arising from the derecognition of an intangible asset are measured as the difference between the net sales proceed and the asset carrying amount and are recognized in the statement of income in the year the asset is derecognized.

a)	Goodwill

Goodwill is determined upon acquisition of capital subscription in another company, represented at the acquisition cost of the investment that exceeds the book value, calculated based on the percentage rate of acquisition or subscription over the entity’s equity amount measured at the fair value (market value) of all assets and liabilities. In determining the equity amount, the existence, if any, of unrecorded assets at fair value is individualized and can also be negotiated individually.

b)	Software

Software development or maintenance costs are expensed when incurred. Expenses directly associated to exclusive, identifiable software, controlled by the Company, which will probably generate economic benefits greater than the costs for more than one year, are recognized as intangible assets. Direct costs include the compensation payable to the software development team members and the appropriate portion of the related general expenses.

Software development costs recognized as assets are amortized on a straight-line basis over their useful lives, at the rates mentioned in note 10.

c)	Customer portfolio

Customer portfolios, acquired in a business combination, are recognized at fair value on the acquisition date. Contractual relationships with customers have finite useful life and are accounted for at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated life of the relationship with the customer.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
d)	Trademarks and licenses

Separately acquired trademarks and licenses are initially stated at historical cost. Trademarks and licenses acquired in a business combination are recognized at fair value on the acquisition date. Subsequently, trademarks and licenses with finite useful life are accounted for at cost less accumulated amortization. Amortization is calculated on a straight-line basis to allocate the cost of trademarks and licenses over their estimated useful life.

27.9	PROPERTY AND EQUIPMENT

Stated at historical acquisition, formation or development cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis at the rates mentioned in note 9. Property and equipment are recorded gross of State VAT (“ICMS”) and taxes on revenue (“PIS” and COFINS”) credits as the Company does not utilize these taxes as tax credits.

Subsequent costs are included in the carrying amount of the asset or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated to the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of replaced items or parts is written off. All other repair and maintenance costs are recorded as a balancing item to profit or loss, when incurred.

The residual values and useful life of the assets are reviewed and adjusted, if necessary, at the end of each reporting period.

The carrying amount of an asset is immediately written down to its recoverable amount if the carrying amount of the asset is higher than its estimated recoverable amount.
Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and recorded in “Other operating income (expenses), net” in the statement of income.

27.10	IMPAIRMENT OF NON-FINANCIAL ASSETS

Management annually reviews the carrying amount of non-financial assets to assess events or changes in economic, operating or technological circumstances that might indicate an impairment of non-financial assets. Whenever such evidence is identified and the net carrying amount exceeds the recoverable amount, an allowance for impairment is recognized, adjusting the net carrying amount to the recoverable amount.

The recoverable amount of an asset or certain cash-generating unit is defined as the higher of the value in use and the net sales amount.

In estimating the value in use of the asset, the estimated future cash flows are discounted to their present value, using a discount rate that reflects the weighted average cost of capital for the industry in which the cash-generating unit operates.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
27.11	TRADE PAYABLES

Trade payables are obligations to pay for goods or services acquired from suppliers in the normal course of business, classified as current liabilities if payment is due within one year (or in the regular operating course of business, even if longer). Otherwise, payables are recorded as noncurrent liabilities.

The amounts are initially recognized at fair value and, subsequently, measured at amortized cost using the effective interest method. In practice, they are usually recognized at the corresponding invoice amount.

27.12	DEBENTURES

Debentures are initially recognized at fair value, net of transaction costs, and are subsequently stated at amortized cost. Any difference between the amounts raised (net of transaction costs) and the total amount payable is recognized in the statement of income during the period borrowings remain outstanding, using the effective interest method.

Debentures are classified as current liabilities unless the Company has an unconditional right to defer the liability settlement for at least 12 months after the balance sheet date.

27.13	PROVISIONS

Provisions for legal claims (labor, civil and tax) are recognized when: (i) the Company has a present or constructive obligation as a result of past events; (ii) it is probable that an outflow of funds will be required to settle the obligation; and (iii) the amount can be reliably estimated. The provisions for restructuring include fines for termination of lease contracts and severance payments.

In case of a series of similar obligations, the likelihood of settling them is determined taking into consideration the class of obligations as a whole. A provision is recognized even if the likelihood of settlement related to any individual item included in the same class of obligations is small.

Provisions are measured at the present value of the expenditures necessary to settle the obligation, using a pretax rate that reflects the current market assessments of the time value of money and the specific risks of the obligation. The increase in the obligation as a result of the time elapsed is recognized as finance costs.

27.14	CURRENT AND DEFERRED INCOME TAX AND SOCIAL CONTRIBUTION

Income tax and social contribution expenses represent the aggregate of current and deferred taxes. Taxes on income are recognized in profit or loss for the year, except when they relate to items that are recognized directly in equity or in comprehensive income. In this case, the tax is also recognized in equity or comprehensive income.

Current and deferred income tax and social contribution charges are calculated based on the tax laws enacted or substantially enacted at the end of the reporting period. Management periodically assesses the positions assumed by the Company in the income tax returns with respect to situations in which the applicable tax regulation gives rise to interpretations.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
Deferred income tax and social contribution are recognized using the liability method on temporary differences arising from differences between the tax basis of assets and liabilities and their carrying amounts in the financial statements. However, deferred income tax and social contribution are not recognized if arising from the initial recognition of an asset or a liability in a transaction other than a business combination which, at the transaction date, does not affect accounting profit or loss or taxable income (tax loss).

Deferred income tax and social contribution assets are recognized only to the extent that it is probable that future taxable income will be available against which temporary differences can be utilized.

Deferred income tax assets and liabilities are presented at the net amount in the balance sheet when there is a legally enforceable right and the intention to offset them upon the calculation of current taxes, generally when related to the same legal entity and the same tax authority.

27.15	EMPLOYEE BENEFITS

a)	Share-based compensation

Under IFRS 2 – Share-based Payment, the premium on these shares, calculated on the grant date, is recognized as expense as a balancing item to equity, during the grace period as services are provided.

b)	Profit sharing

The Company recognizes a liability and profit sharing expense in profit or loss on accrual basis, pursuant to the Company’s compensation policy.

27.16	PUT OPTIONS ON NON-CONTROLLING INTERESTS

The put options are measured based on the expected future exercise price, discounted at present value. The option exercise price will be measured based on the revenue multiple, which will be determined by the EBITDA margin on a future date, pursuant to an agreement.

27.17	CAPITAL

Shares are classified in equity. Incremental costs directly attributable to the issuance of new shares or options are stated in equity as a deduction of the amount raised, net of taxes.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
27.18	REVENUE FROM CONTRACTS WITH CUSTOMERS

The service contract with customers is defined as an agreement between two or more parties that creates rights and obligations payable, which can be written, verbal or implicit.

Revenue is recognized to the extent the Company satisfies its performance obligations, upon transfer of the service agreed with the customer. A service is considered to be transferred when the customer obtains its control. For long-term contracts, the Company obtains formal evidence of the service acceptance by the customer.

Revenue from services provided to customers is measured at an amount that reflects the consideration the entity expects to receive in exchange for goods or services.

27.19	DISTRIBUTION OF DIVIDENDS AND INTEREST ON CAPITAL

The distribution of dividends and interest on capital to the Company’s shareholders is recognized as a liability in the Company’s financial statements when approved at the General Meeting, as set forth in the Company’s bylaws, or if authorized by the Board of Directors.

27.20	LEASES

At the commencement of a lease, the Company recognizes lease liabilities measured at the present value of the payments to be made over the lease term and right-of-use assets representing the right to use of the underlying assets.

The right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted by any new remeasurement of lease liabilities. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the assets' estimated useful life and are subject to impairment.

The Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments, less any lease incentives receivable, variable lease payments that depend on an index or rate, and amounts expected to be paid under residual value guarantees.
In determining the present value of lease payments, the Company uses its incremental borrowing rate at the commencement date as the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of the lease liability is increased to reflect the increase in interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in lease payments (e.g., changes in future payments resulting from a change in an index or rate used to determine these lease payments) or a change in the assessment of a call option on the underlying asset.

27.21	EARNINGS PER SHARE

Basic earnings per share are calculated by dividing profit for the year attributable to the holders of the Parent’s common shares, by the weighted average number of common shares outstanding during the year.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
Diluted earnings per share are calculated by dividing profit for the year, attributable to the holders of the Parent’s common shares, by the weighted average number of common shares outstanding during the year, plus the weighted average number of common shares that would be issued upon conversion of all potential diluted common shares into common shares.

28	EVENTS AFTER THE REPORTING PERIOD

a)	Acquisition of Compliasset Software e Soluções Digitais S.A.

On March 7, 2023, the Company completed the acquisition of a 60% stake in Compliasset Software e Soluções Digitais S.A., through its subsidiary Sinqia Tecnologia Ltda. The transaction involved (i) initial amount of R$17,700 payable at sight, (ii) retained portion of R$300 payable within 150 days after the acquisition date, and (iii) variable portion contingent on the net revenue for the period from August 1, 2023 to July 31, 2024. Additionally, the transaction provides for the purchase and sale of the remaining portion in 2026 and exercise price linked to Compliasset’s net revenue and adjusted EBITDA margin for 2025.

Compliasset was established in 2016 in reliance upon the legal expertise of one of its founders in relation to the compliance for the capital market. It has more than 230 customers in the capital market and offers an IT solution that supports compliance and privacy programs in a holistic manner. After some time, it has expanded its activities to other markets, such as the Closed-end Supplementary Private Pension Entities, building a strong partnership with the Brazilian Association of Closed-end Supplementary Private Pension Entities (Abrapp).

The goodwill of R$14,431, arising on the difference between the amount paid and the acquiree’s equity, was evaluated by an independent valuation company and corresponds to the amount of the future economic benefits (goodwill) arising from the synergies that are expected to obtain upon the acquisition carried out. The acquisition expands even further the offer of Sinqia’s solutions and reinforces the Company’s strategy of building a complete ecosystem to serve the financial system. With the inclusion of Compliasset in its portfolio, Sinqia expands its position as one-stop-shop for the customers, bringing one more Software as a Service (SaaS), Plug & Play solution, available in the Cloud focused on Regulatory Compliance Management.

In the consolidated interim information for the quarter ended June 30, 2023, Compliasset reported net revenue of R$2,273 and profit of R$673, considering the period after the abovementioned acquisition date.

The Company hired a third-party appraiser to conduct fair value measurement studies on the main assets acquired and liabilities assumed; as Sinqia holds less than 100% interest in the acquiree, the fair value of the non-controlling interests was determined by applying the effective percentage rate of the non-controlling interests on the subsidiaries’ equity at fair value.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
a) Fair value on the acquisition date of the consideration transferred:

60%
Cash disbursed	16,448
Price adjustment as per contract	300
Increase in variable price (Earn Out)	4,917
Total consideration transferred	21,665

b) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	03/07/2023		03/07/2023
Current assets		Current liabilities

Cash and cash equivalents	2	Suppliers and service providers	33
Short-term investments	640	Taxes payable	164
Trade receivables	628	Payroll and related taxes	135
Recoverable taxes	-	Dividends	1,168
Advances to suppliers	102
Prepaid expenses	24

Total current assets	1,396	Total current liabilities	1,500

Noncurrent assets		Noncurrent liabilities

Trade receivables	12	Leases	100
Property and equipment	194	Contingencies	2,997
Intangible assets	15,052

Total noncurrent assets	15,258	Total noncurrent liabilities	3,097

		Total equity	12,057

Total assets	16,654	Total liabilities	16,654

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
c) Goodwill arising on the acquisition of equity interests

Total consideration transferred	21,665

(-) Fair value of the main assets acquired:
Software	6,204
Trademark	1,527
Customer portfolio	7,321

(+) Fair value of the main liabilities assumed:
Contingencies	2,997

(-) Total identifiable net assets at fair value on the acquisition date	1

(+) Total amount of non-controlling interests	4,823

Goodwill on expected future earnings arising on acquisition	14,432

Goodwill expected to be deductible for tax purposes	13,886

The contingent liability of R$2,997 was recognized in view of labor and social security risks in the amount of R$1,891 and tax risks in the amount of R$1,106, referring to the contingency period. As at June 30, 2023, R$166 relating to tax risks was written off due to the statute of limitations but there was no change in the expected amount ranges or also in the assumptions used for estimation.

The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Useful life	Amortization method

Software	5 years	Straight-line
Trademark	9.8 years	Straight-line
Customer portfolio	14.6 years	Straight-line

Also, the Company states that the assets and liabilities recognized at fair value arising from business combinations disclosed in 2022 were not subject to changes.

b)	3rd issuance of debentures

On June 14, 2023, the Company discloses, in conformity with the applicable law, that its Board of Directors has approved the 3rd issuance of simple, non-convertible, unsecured debentures, with real and additional fidejussory guarantee, in one single series, in the total amount of R$250,000,000.00, with par value of R$1,000.00 each, on the issuance date (“Debentures” and “Issuance”, respectively).

Debentures will mature within five years counted from the issuance date, will not be adjusted for inflation and will be entitled to receive compensatory interest based on the CDI rate, plus a fixed surcharge of 2.30% p.a.

The net proceeds from the Offering will be mainly used to refinance liabilities and strengthen the Company’s cash, which can include, without limitation, the use for acquisition of interests in companies considered as strategic.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
c)	Optional acquisition of debentures

On June 26, 2023, the Company’s Board of Directors approved the optional acquisition of all simple, non-convertible debentures, with real and fidejussory guarantee of the Company’s 1st issuance, issued on February 21, 2019 (“1st Issuance Debentures”), and 100,000 simple, non-convertible, unsecured debentures, in one single series, with real and fidejussory guarantee of the Company’s 2nd issuance, issued on July 15, 2021 (“2nd Issuance Debentures”, together with the 1st Issuance Debentures, the “Debentures”) (“Optional Acquisition”).

d)	Payment of interest on capital

On July 20, 2023, the Board of Directors approved the advance of the payment date of the interest on capital for FY2022 to July 31, 2023.

The distribution of interest on capital was approved at the Annual General Meeting (“AGM”) held on April 27, 2023, in the amount of R$4,690,007.39, corresponding to R$0.055404594 per share issued by the Company (without considering treasury shares), subject to withholding income tax at the rate of 15%.

The individuals registered as the Company’s shareholders on May 5, 2023, will be entitled to receive interest on capital and payment will be made in local currency, in one single installment, on July 31, 2023.

e)	Business combination

On July 20, 2023, the Company discloses that it has entered into, after approval by its Board of Directors, the Merger Agreement and Other Covenants (“Merger Agreement”) with Evertec, Inc., a company listed on the New York Stock Exchange (NYSE), with head office in Puerto Rico (“Evertec Inc.”), and with Evertec Brasil Informática S.A., a privately-held company established in Brazil, enrolled with CNPJ under No. 06.187.556/0001-15, with head office in the City of São Paulo (“Evertec BR” and, together with Evertec Inc., “Evertec”), whereby the terms and conditions of a business combination between the Company and Evertec BR were agreed, through the merger of the Company’s shares (“Transaction”).

The Company’s Board of Directors was advised by and received a fairness opinion from Banco BTG Pactual S.A. about the reasonableness of the exchange ratio and the Transaction financial terms and concluded that the respective terms and conditions are fair and equitable for all Company’s shareholders.

Transaction structure

As set forth in the Merger Agreement, the parties agreed that the integration of the Company’s and Evertec BR’s activities will be implemented through (i) the merger of all shares issued by the Company into Evertec BR (“Merger of Shares”), upon assignment to the Company’s shareholders of mandatorily redeemable Class A and Class B preferred shares issued by Evertec BR; and (ii) the redemption of all these new redeemable preferred shares of Evertec BR (“Redemption of Shares”), upon payment of the amount in cash and delivery of Level I BDRs accepted for trading at B3, whose underlying assets will be Class A shares issued by Evertec Inc. (“BDR”) traded at the NYSE.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
The Merger of Shares will be carried out based on the following exchange ratio: for each share issued by the Company (i) one mandatorily redeemable Class A preferred share issued by Evertec BR; and (ii) mandatorily redeemable Class B preferred share issued by Evertec BR, will be assigned.

The Redemption of Shares will be carried out based on the following: (a) each Class A preferred share issued by Evertec BR will be redeemed upon Transaction closing at the amount of R$24.47; and (b) each Class B preferred share issued by Evertec BR will be redeemed upon Transaction closing through the delivery of BDRs backed by 0,014354 shares issued by Evertec Inc., whose amount on this date corresponds to R$2.72. The positive variation of the SELIC rate calculated on the base amount of R$27.50 will be added to the redemption amount of Class A preferred shares issued by Evertec BR, between this date and the Transaction consummation date, it being understood that the adjustment amount cannot exceed R$1.00 per Class A preferred share, except in those cases set forth in the Merger Agreement. Additionally, Evertec will apply its best effort to promote a repurchase program for BDRs accepted for trading at B3 after the Transaction closing.

Transaction conditions precedent

The Transaction closing is subject to the fulfillment of conditions precedent usual for this type of transaction, including (i) the approval, by the Company’s shareholders, (a) of the Merger of Shares, pursuant to article 252 of the Brazilian Corporate Law, including the respective protocol; and (b) the consent provided for in article 46, sole paragraph of the “Novo Mercado” Regulation; (ii) the obtainment of waiver from the holders (a) of the 2nd issuance of simple, non-convertible, unsecured debentures, with real and additional fidejussory guarantee, in one single series and (b) of the 3rd issuance of simple, non-convertible, unsecured debentures, with real and additional fidejussory guarantee, in one single series; and (iii) the registration of the Level I BDRs by Evertec Inc. with the CVM for trading at B3.

Exclusivity

Pursuant to the Merger Agreement, the Company assumed an exclusivity commitment to Evertec to consummate the Transaction, which failure to comply by the Company will give rise to a fine in the amount corresponding to 5% of the Transaction amount. In case of non-approval of the Transaction by the Company’s shareholders, the exclusivity period ends with no fine or penalty for the Company. Right of recourse – The Company informs that the Merger of Shares will give rise to the right of recourse for the Company’s dissenting shareholders. The details on the exercise of the right of recourse, including the reimbursement amount, will be timely disclosed to the market.

Other commitments

Within the scope of the Transaction, the holders of the Company’s shares representing more than 40% of the total voting shares entered into certain Voting Agreements, which establish these shareholders’ obligation to vote favorably to the Transaction approval at the Company’s general meeting. Also, during the term of the Voting Agreements, these shareholders agreed not to sell or otherwise dispose of their Company’s shares until the Company’s general meeting.

SINQIA S.A. NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2022 AND 2021 (In thousands of Brazilian reais – R$)
Interest on capital declared at the Annual General Meeting

The payment of interest on capital declared at the Company’s Annual General Meeting, which was scheduled to be made between August 31, 2023, and the end of the FY2023, will be anticipated and paid up to July 31, 2023. A Notice to the Shareholders on the payment of interest on capital will be disclosed on a timely basis.

Next stages

After the preparation of the valuation report and proforma financial statements, in accordance with CVM Resolution 78/22, the Company’s Board of Directors will approve the execution of the share merger agreement. It will also provide details and recommendations to the shareholders regarding this transaction. On the same date, the Company’s Supervisory Board will issue its opinion on the transaction. The general shareholders’ meeting will be called soon to make decisions on the transaction.

On August 14, 2023, Sinqia announced that, upon approval by the Board of Directors and issuance of favorable opinion by the Supervisory Board, it has entered into the "Protocol and Justification of Merger of Shares Issued by Sinqia S.A. into Evertec Brasil Informática S.A." with Evertec Brasil Informática S.A. This Protocol defines the terms and conditions of the merger of the Company’s shares into Evertec BR, as part of the business combination transaction described in the agreement entered into between the companies on July 20, 2023.

Due to this agreement, the Company’s Extraordinary General Meeting was called to be held on September 14, 2023. The meeting will decide on matters such as the Protocol and merger of the shares, including the delivery of preferred shares and other amounts as part of the transaction. It will also decide whether Evertec BR will be discharged from joining the “Novo Mercado” segment of B3 S.A. - Brasil, Bolsa, Balcão. Also, the meeting will discuss the termination of Sinqia’s Stock Plan after the delivery of the shares to the beneficiaries.